As filed with the Securities and Exchange Commission on November 8, 2004
Registration No. 333-117207-99
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PG&E CORPORATION
(Exact name of issuer as specified in its charter)
CALIFORNIA	94-3234914
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE MARKET STREET, SPEAR TOWER, SUITE 2400 SAN FRANCISCO, CALIFORNIA 94105
(Address of Principal Executive Offices)

COMMON STOCK
(Full Title of the Securities)

Bruce R. Worthington, Esq. PG&E Corporation One Market Street, Spear Tower, Suite 2400 San Francisco, California 94105
(Name and address of agent for service)

Telephone number, including area code of agent for service:
(415) 267-7000

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-117207) is filed to deregister 989,922 shares of PG&E Corporation common stock previously registered for resale on such Form S-3 that remained unsold at the close of business on November 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 8th day of November, 2004.

PG&E CORPORATION
(registrant)
By:	BRUCE R. WORTHINGTON

Bruce R. Worthington
Senior Vice President and General Counsel